ITEM 77Q1(A)(I)

           AMENDMENT NO.1 TO THE AGREEMENT AND DECLARATION OF TRUST OF

                                STRATEVEST FUNDS

Article I, Section 1 of the Declaration of Trust is hereby amended in its entirety as follows:

                  Section  1.  Name.  This  Trust  shall be known as  "Banknorth
                  Funds" and the Trustees shall conduct the business of the Trust under that name, or any other name as they may from time to time determine.

                  In Witness Whereof, the Trustees named below, being all of the Trustees of the Trust, do hereby execute this Amendment No. 1 on this 31st day of October 2001.


/S JOHN F. DONAHUE                      /S/ THOMAS G. BIGLEY
-------------------------------         -------------------------------
John F. Donahue                         Thomas G. Bigley

/S/ JOHN T. CONROY, JR.                 /S/ NICHOLAS P. CONSTANTAKIS
-------------------------------         -------------------------------
John T. Conroy, Jr.                     Nicholas P. Constantakis

/S/ JOHN F. CUNNINGHAM                  /S/ J. CHRISTOPHER DONAHUE
-------------------------------         -------------------------------
John F. Cunningham                      J. Christopher Donahue

/S/ LAWRENCE D. ELLIS, M.D.             /S/ PETER E. MADDEN
-------------------------------         -------------------------------
Lawrence D. Ellis, M.D.                 Peter E. Madden

/S/ CHARLES F. MANSFIELD, JR.           /S/ JOHN E. MURRAY, JR.
-------------------------------         -------------------------------
Charles F. Mansfield, Jr.               John E. Murray, Jr.

/S/ MARJORIE P. SMUTS                   /S/ JOHN S. WALSH
-------------------------------         -------------------------------
Marjorie P. Smuts                       John S. Walsh

ITEM 77Q1(A)(II)

AMENDMENT NO. 2 TO THE AGREEMENT AND DECLARATION OF TRUST OF

                                 BANKNORTH FUNDS

Article VII of the Declaration of Trust is hereby amended to add Section 9 as follows:

         Section 9. DERIVATIVE ACTIONS. Subject to the requirements set forth in
         Section 3816 of the DBTA, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such action is excused. A demand on the Board of Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a material personal financial interest in the action at issue. A Trustee shall not be deemed to have a material personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment advisor or underwriter.

         In Witness Whereof, the Trustees named below, being all of the Trustees of the Trust, do hereby execute this Amendment No. 2 on this 22nd day of May, 2002.


/S/ JOHN F. DONAHUE                     /S/ THOMAS G. BIGLEY
-------------------------------         -------------------------------
John F. Donahue                         Thomas G. Bigley

/S/ JOHN T. CONROY, JR.                 /S/ NICHOLAS P.CONSTANTAKIS
-------------------------------         -------------------------------
John T. Conroy, Jr.                     Nicholas P. Constantakis

/S/ JOHN F. CUNNINGHAM                  /S/ J. CHRISTOPHER DONAHUE
-------------------------------         -------------------------------
John F. Cunningham                      J. Christopher Donahue

/S/ LAWRENCE D. ELLIS, M.D.             /S/ PETER E. MADDEN
-------------------------------         -------------------------------
Lawrence D. Ellis, M.D.                 Peter E. Madden

/S/ CHARLES F. MANSFIELD, JR.           /S/ JOHN E. MURRAY, JR.
-------------------------------         -------------------------------
Charles F. Mansfield, Jr.               John E. Murray, Jr.

/S/ MARJORIE P. SMUTS                   /S/ JOHN S. WALSH
-------------------------------         -------------------------------
Marjorie P. Smuts                       John S. Walsh